Exhibit 99.1

press release        corescientific.com

Core Scientific Announces
November 2024 Production and Operations Updates

Earned 314 Self-Mined Bitcoin for a Total of 6,304 Bitcoin Year-to-Date and Our Customers Earned an Estimated 29 Bitcoin at Our Data Centers in November

AUSTIN, Texas, November 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in digital infrastructure for high-performance computing and bitcoin mining, today released unaudited production and operations updates for November 2024.

Key Metrics Summary (unaudited)

Metric	November 2024	October 2024
Self-Mining Bitcoin Earned[1]	314	369
Hosting Bitcoin Earned by Customers[2]	29	52
Average Self-Mined Bitcoin Earned/Day	10.5	11.9
Self-Mining Energized Hash rate[3]	19.3	19.7
Hosting Energized Hash rate[4]	1.0	2.1
Total Energized Hash rate	20.3	21.8
Bitcoin Sold[5]	272	370
Bitcoin Sales Proceeds ($USD)	Appx. $23.2 million	Appx. $24.2 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	24.8	24.8

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Core Scientific, Inc. November '24 Update - 2
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific; the sequential decline in May resulted from the first full month of post-halving operations.
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements.
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers.
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet

Data Centers
As of month-end, the Company operated approximately 172,000 bitcoin miners in our data centers for both self-mining and hosting, representing a total energized hash rate of 20.3 EH/s.

Digital Asset Self-Mining
Core Scientific earned 314 bitcoin in November from its owned fleet of miners. As of month end, the Company operated approximately 165,000 owned bitcoin miners, representing approximately 96% of the bitcoin miners operating in its data centers and a total energized hash rate of 19.3 EH/s.

Hosting Services for Bitcoin Mining
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 7,200 hosted, customer-owned bitcoin miners, representing approximately 4% of the bitcoin miners operating in the Company’s data centers as of November 30, 2024. Customer-owned bitcoin miners
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Core Scientific, Inc. November '24 Update - 3
earned an estimated 29 bitcoin in November, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on multiple occasions, delivering 23,309 megawatt hours to local electrical grids.

Infrastructure Expansion
The Company has secured approval from the Denton City Council to expand its operations, increasing its leased land and power allocation up to 394 MW. This expansion marks one of many others we intend to announce as we expand our power footprint to facilitate an additional 300 MW of critical IT load at our existing facilities.

ABOUT CORE SCIENTIFIC
Core Scientific, Inc. is a leader in digital infrastructure for digital assets mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account, we provide hosting services for large bitcoin mining customers and we are in the process of allocating and converting a significant portion of our nine operational data centers in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3), and our facility in development in Oklahoma to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver hosting services for high-performance computing.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its businesses, implement its
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Core Scientific, Inc. November '24 Update - 4
business strategy, source necessary electrical energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our current and future expected hosting infrastructure; our ability to maintain our competitive position in our businesses; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting artificial intelligence, high value computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” and other reduction of rewards available on the Bitcoin network, affecting our ability to generate revenue; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services;; and our level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent
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Core Scientific, Inc. November '24 Update - 5
management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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